As Filed with the Securities and Exchange Commission on June 27, 1996.

                                                 Registration No. ___________
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                                  VIRAGEN, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                         59-2101668
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


                              2343 West 76th Street
                             Hialeah, Florida 33016
                                 (305) 557-6000
- --------------------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                                                Copies to:

    Gerald Smith                                  James Schneider, Esq.
Chairman of the Board                      Atlas, Pearlman, Trop & Borkson, P.A.
2343 West 76th Street                                   Suite 1900
Hialeah, Florida 33016                          200 East Las Olas Boulevard
  (305) 557-6000                               Fort Lauderdale, Florida 33301
                                                     (305) 763-1200

- --------------------------------------------------------------------------------
Name, address, including zip code,
and telephone number, including
area code, of agent for service)

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
===========================================================================================
                                          Proposed          Proposed
                                          Maximum           Maximum
Title of                Amount            Offering          Aggregate         Amount of
Shares to be            to be             Price Per         Offering          Registration
Registered              Registered        Share (1)         Price (1)         Fee
- -------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share reserved
for issuance upon
conversion of Series
B Preferred Stock       2,500,000(2)      $6.50             $16,250,000       $5,603

Common Stock reserved
for dividends and
triggering events
regarding Series B
Preferred Stock           500,000(3)      $6.50             $ 3,250,000       $1,121

Total                                                       $19,500,000       $6,724
                                                            ===========       ======
===========================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale price for the Common Stock, $.01 par value per share (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System (SmallCap) ("NASDAQ") on June 24, 1996.

(2) To be offered and sold by the Selling Security Holders upon conversion of 15,000 outstanding shares of 5% Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"). The conversion price for the Series B Preferred Stock is equal to the lesser of (i) 85% of the average of the closing bid price of the Common Stock for the five consecutive trading days ending one trading day prior to the date of conversion as reported by NASDAQ (the "Average Market Price") or (ii) $8.74. Such conversion price may be adjusted upon the occurrence of certain triggering events (the "Triggering Events").

(3) Represents additional shares which may be issued to the Selling Security Holders in satisfaction of dividends on the Series B Preferred Stock and upon the occurrence of certain Triggering Events.

      Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the Series B Preferred Stock.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  Subject to Completion, dated June 27, 1996

PROSPECTUS

                               3,000,000 Shares

                                 VIRAGEN, INC.

                    COMMON STOCK, PAR VALUE $.01 PER SHARE

      This Prospectus (the "Prospectus") relates to the offer and sale of up to 3,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Viragen, Inc. (the "Company" or "Viragen") by certain Selling Stockholders (the "Selling Security Holders"). Of the 3,000,000 shares of Common Stock offered hereby (the "Shares"), (i) up to an aggregate of 2,500,000 Shares are issuable upon conversion of 15,000 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") held by the Selling Security Holders and (ii) up to 500,000 Shares of Common Stock are additional shares (the "Additional Shares") which may be issued to the Selling Security Holders in satisfaction of dividends on the Series B Preferred Stock and upon the occurrence of certain "Triggering Events." A Triggering Event will have occurred in the event the Registration Statement (the "Registration Statement") of which this Prospectus forms a part becomes subject to a stop order, or the Company fails to update the Registration Statement as required by the rules and regulations of the Securities and Exchange Commission (the "Commission").

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      THE SECURITIES OFFERED HEREBY INVOLVE A SIGNIFICANT DEGREE OF RISK. SEE "HIGH RISK FACTORS."

                                 --------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.









                                 --------------


      The conversion price for the Series B Preferred Stock is equal to the lesser of (i) 85% of the average of the closing bid price of the Common Stock, as reported by NASDAQ, for the five consecutive trading days(the "Average Market Price") ending one day prior to the date of each conversion which percentage may be adjusted downward upon the occurrence of a Triggering Event, or (ii) the conversion price of $8.74, as agreed to by the Selling Security Holders and the Company pursuant to the Securities Purchase Agreement dated June 7, 1996 (the "Securities Purchase Agreement") entered into by the parties. Accordingly, the actual number of shares of Common Stock issued to the Selling Security Holders and sold hereby will depend upon the Average Market Price of the Common Stock at the time of the conversion of the Series B Preferred Stock (or the fixed conversion price of $8.74 if lower), whether or not any of the Triggering Events occur, the duration of the Triggering Events and whether the Company issues shares of its Common Stock in satisfaction of dividends payable with respect to the Series B Preferred Stock.

      The Company believes that the number of shares of Common Stock to which this Prospectus relates should be the maximum number of shares of Common Stock that are likely to be issued to the Selling Security Holders and sold hereby.

                                 --------------

                 The date of this Prospectus is July __, 1996.

                         [Front Cover Page Continues]

                             --------------------

      The Selling Security Holders have advised the Company that they propose to sell the Shares, from time to time, publicly through broker-dealers acting as agents for others, or in private sales. See "Selling Security Holders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered hereby by the Selling Security Holders.

      UNTIL ___________, 1996 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

      The Company will pay all offering expenses for the offering, estimated at approximately $14,000.00, including (i) the SEC registration fee ($6,724.00);
(ii) legal fees and expenses ($2,500.00); (iii) blue sky fees ($500.00); (iv) accounting fees and expenses ($2,500.00); (v) printing expenses ($1,000.00); and
(vi) miscellaneous expenses ($776.00), but will not pay any discounts or commissions incurred by the Selling Security Holders in connection with the sale of their shares of Common Stock.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

                               TABLE OF CONTENTS

                                                                        Page

AVAILABLE INFORMATION..................................                     3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......                     5

HIGH RISK FACTORS......................................                     7

THE COMPANY............................................                    14

SELLING SECURITY HOLDERS ...............................                   15

PLAN OF DISTRIBUTION...................................                    19

DESCRIPTION OF SECURITIES..............................                    19

LEGAL MATTERS..........................................                    22

EXPERTS................................................                    22

INDEMNIFICATION........................................                    22

      The Common Stock of the Company is traded in the over-the-counter market, and prices are quoted in the National Association of Securities Dealers Automated Quotation System (Small Cap) under the symbol "VRGN." The last sale price of the Common Stock as reported by NASDAQ on June 24, 1996 was approximately $6.50 per share.

      No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

      The Company will not receive any proceeds from the sale of Common Stock for the account of the Selling Security Holders. The Company has informed the Selling Security Holders that the anti-manipulative rules under the Exchange Act of 1934, Rules 10b-6 and 10b-7, may apply to their sales in the market and has furnished the Selling Security Holders with a copy of these rules. The Company has also informed the Selling Security Holders of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder.

                                 --------------

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission.

      The Company has previously and intends to furnish its stockholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

      (a) Annual Report of the Company on Form 10-KSB for the fiscal year ended June 30, 1995.

      (b) Quarterly Report of the Company on Form 10-QSB for the quarter ended September 30, 1995.

      (c) Quarterly Report of the Company on Form 10-QSB for the quarter ended December 31, 1995.

      (d) Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 1996.

      (e)   Proxy Statement for the Company's 1995 Annual Meeting.

(f) Post-Effective Amendment No. 1 to Form SB-2 Registration Statement (File No. 33-88070)

      (g) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Viragen, Inc. at the Company's principal executive office, 2343 West 76th Street, Hialeah, Florida 33016, Telephone (305) 557-6000.












- -

                               HIGH RISK FACTORS

      The securities offered hereby involve a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors:

History of Losses and Risks of Newly Developed Business

      From its inception through March 31, 1996, the Company has incurred operating losses. Losses for the nine months ended March 31, 1996 and fiscal year ended June 30, 1995 were $3,090,515 and $3,951,839, respectively. At March 31, 1996, the Company had an accumulated deficit of $20,201,116, working capital of $4,467,682 and stockholders' equity of $3,838,507. Although the Company has begun to expand its operations and has undertaken financings for its working capital and investing needs, there can be no assurance that the Company will be able to obtain regulatory approvals necessary for the commercialization of its natural human leukocyte alpha interferon product (the "Product") or be able to produce and market its Product on a profitable basis in the future. Results of operations in the future will be influenced by numerous factors including technological developments, regulatory costs and impediments, increases in expenses associated with sales growth, market acceptance of the Company's Product, the capacity of the Company to expand and maintain the quality of its Product, competition and the ability of the Company to control costs. There can be no assurance that revenue growth or profitability on a quarterly or annual basis can be obtained. Additionally, the Company will be subject to all the risks incident to a rapidly developing business with only a limited history of active operations. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as other factors such as the possibility of competition with larger companies.

Additional Financing Required and Possible Lack of Availability of
Funds

      Viragen will require substantial financing in the future in order to initiate and complete the clinical trials required to obtain United States Food and Drug Administration ("FDA") and European Union ("EU") approvals for the
Product in the treatment of various viral and immunological diseases, such as Multiple Sclerosis ("MS"), HIV/AIDS and Hepatitis B and C. The Company is substantially dependent upon the infusion of capital through private placements, subsequent public financings or joint venture/strategic alliances in order to initiate and complete the clinical trials necessary for FDA and EU approvals.

There is no assurance that such funding will be available upon terms acceptable or feasible to the Company or its stockholders.

Lack of FDA and EU Approval; Additional Funding Needed

      The Product has not been approved by the FDA or EU for use in the treatment of patients, and the Company may only presently distribute the Product for its approved HIV/AIDS protocol pursuant to its Florida license under Florida Statute Section 499.018. The Company intends to seek FDA and EU approval of the Product for use in treating certain diseases. The Company will require additional clinical trials in order to obtain FDA and EU approvals. The FDA and EU approval processes are unpredictable, and the process may take several years to obtain either FDA or EU approval. There is, however, no assurance that any FDA or EU approvals will be received at any time in the future. Further trials will also require significant additional funding in addition to the proceeds obtained from the financings previously undertaken. There is no assurance that such funding can be obtained on a cost feasible basis to the Company.

Competition

      Competition in the immunological and pharmaceutical products industry is intense. Competitors include major pharmaceutical, chemical, energy and food companies, some of which are already marketing genetically engineered alpha and beta interferon products for MS, cancer and viral treatments, and many of which are expanding into modern biotechnology. Competition is expected to increase in the future based upon the perceived potential commercial applications for such products. Various of Viragen's competitors have existing programs, FDA approved and commercially marketed products or products in the FDA clinical trial process, more experience in research, development and clinical testing of pharmaceutical and biomedical products, and substantially greater financial, marketing and human resources than the Company.

Risk of Technological Obsolescence

      The research and development of new biomedical products is characterized by rapid technological change, which can severely alter the production methods, cost, marketing and acceptance of biomedical products. There is no assurance that the Company will have the resources to keep pace with technological changes or that products developed by others will not adversely affect the commercial feasibility of products that Viragen may distribute.

Government Regulation May Affect Development and Distribution of
Product

      All pharmaceutical manufacturers are subject to extensive state and federal rules and regulations, and are required to maintain current Good Manufacturing Practices as promulgated under FDA guidelines. Additional rules and regulations are imposed by the EU. These rules and regulations are constantly changing and may serve to restrict in whole or in part the ability of the Company to produce and distribute its Product. If Viragen were not ultimately to achieve compliance with these rules and regulations, it would likely have a material adverse effect on the Company's activities and delay or preclude the development of commercially viable operations.

Uncertainty of Health Care Reform Measures and Third Party
Reimbursement

      The Company's ability to successfully commercialize its products may depend in part on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health coverage insurers and other organizations. In September 1993, President Clinton announced a series of legislative and regulatory proposals aimed at reforming the health care system. Although the legislative and regulatory proposals have been tabled temporarily and while the Company cannot predict whether any such future legislative or regulatory proposals will be adopted, the pendency of such proposals could have a material adverse effect on the Company's ability to raise capital. Any such reform measures, if adopted, could adversely affect the pricing of therapeutic products in the United States or the amount of reimbursement available from United States governmental agencies or third party insurers and could materially adversely affect the Company in general.

      In both domestic and foreign markets, sales of the Company's Product will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that the Company's Product will be considered cost effective or that adequate third-party reimbursement will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of pharmaceuticals may change before the Company's Product is approved for marketing. Adoption of such legislation or regulations could further limit reimbursement for medical products and services.

Risk that Patents and Proprietary Technology May Not Provide Proprietary Protection

      The Company has pending a U.S. Patent application relating to interferon manufacturing technology and processes. Viragen intends to rely in part on certain proprietary technology in the production of the Product. The Company anticipates filing additional patents relating to its new technology in the future. There can be no assurances that such proprietary technology will enable the Company to manufacture its Product more efficiently and with greater efficacy so as to enable Viragen to compete effectively with other manufacturers of competitive immunological and pharmaceutical products. In addition, there is no assurance that others may not independently develop the same or superior technology to Viragen's technology. Furthermore, to the extent that Viragen's production of the Product is alleged to breach a third party's patents or proprietary technology, it could have an adverse impact on the Company, even if the Company were ultimately determined not to have breached such party's patents or proprietary technology. There can be no assurance that Viragen's pending patent applications will be approved, and if granted, whether such patents will provide substantial protection to the Company.

Risks of Technology Transfers

      One of the Company's proposed marketing strategies is to sell the right to use Viragen's technology and manufacturing protocols to third parties who will use them to produce the Product outside the United States. There can be no assurance that the Company's marketing program or the efforts of any brokers engaged to assist the Company will be commercially successful.

Product Liability and Limitations of Product Liability Insurance

      The Company may be subject to claims for personal injuries or other damages resulting from the Product. A successful claim could have a materially adverse effect on the Company. The Company maintains product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate, but there can be no assurance that such insurance will be available in the future at commercially acceptable rates or that such coverage will be adequate for the Company's purposes.

Reliance on Foreign Third Party Manufacturer May Disrupt Operations

      Viragen (Scotland) Ltd. ("VSL"), a wholly-owned subsidiary of Viragen (Europe) Ltd., a consolidated majority-owned subsidiary of the Company, has entered into a License and Manufacturing Agreement with The Common Services Agency of Scotland, an agency acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS"). SNBTS will manufacture VSL's natural human interferon product for exclusive distribution within the EU and non-exclusively worldwide. Use of an offshore manufacturer will not provide for fixed price U.S. denominated pricing, which could expose VSL to the risk of fluctuations in exchange rates of foreign currencies. In addition, reliance on such foreign manufacture is subject to all the risks of dealing with a foreign manufacturing facility including governmental regulations, tariffs, import and export restrictions, transportation and taxes and local health and safety regulations. Consummation of such foreign manufacturing arrangements could lead to disruption of the operations of the Company, product and service deficiencies, unanticipated and fluctuating expenses and revenues and sales and marketing dislocations that are beyond the Company's ability to control, and which may have a material adverse effect on the Company's business and operations.

Risk of Dependence on Key Personnel

      The Company's day-to-day operations are managed by its Chairman of the Board and President, Mr. Gerald Smith, its Chief Executive Officer, Robert H. Zeiger, its Executive Vice President and Chief Financial Officer, Mr. Dennis W. Healey, and its Executive Vice President, Mr. Charles F. Fistel. The Company has entered into employment agreements with Messrs. Smith, Zeiger, Healey and Fistel, which restrict competitive activities by them during the term of their agreements and for a two-year period thereafter. Although the Company intends to apply for "key man" life insurance on the lives of Messrs. Smith, Zeiger, Healey and Fistel for its benefit in the amount of $1,000,000 each, the loss of their services would adversely affect the conduct of the Company's business. The Company's future success will depend in significant part on its ability to attract and retain additional skilled personnel in various phases of its operations.

No Dividends Anticipated to be Paid

      The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, the capital requirements of the Company, its financial requirements and other factors to be determined by the Company's Board of Directors. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from the Company's operations will be used to finance the growth of the Company, and that cash dividends will not be paid to common stockholders.

Immediate Substantial Dilution to Purchasers in This Offering

      Initial purchasers of the Common Stock of the Company offered hereby will incur an immediate and substantial dilution from the purchase price of their shares. As of March 31, 1996, the net tangible book value of the Company's Common Stock was approximately $0.10 per share.

Possible Resales of Securities by Current Stockholders and
Depressive Effect on Market

      As of April 30, 1996, there were 37,262,244 shares of the Company's Common Stock outstanding which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933 (the "Securities Act"). Such shares will be eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a person who has held restricted securities for a period of two years may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of the Company's Common Stock due to the potential increased number of publicly held securities. The timing and amount of sales of Common Stock covered by the Registration Statement of which this Prospectus is a part, as well as such subsequently filed registration statement, could also have a depressive effect on the market price of the Company's Common Stock.

Use of Preferred Stock to Resist Takeovers; Potential Additional
Dilution

      The Company's Certificate of Incorporation authorizes 1,000,000 shares of Preferred Stock, of which 2,650 shares of Series A Preferred Stock and 15,000 shares of Series B Preferred Stock are presently issued and outstanding. As provided in the Company's Certificate of Incorporation, Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuance of the Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to existing holders of Common Stock of the Company. The Company has received a commitment for an additional 35,000 shares of Preferred Stock, subject to market and other conditions, which while subject to negotiation of the specific terms thereof, is likely to be substantially comparable to the shares of Series B Preferred Stock currently issued.

Possible  Delisting of Securities  from the NASDAQ  System;  Risks of Low Priced
Stocks;   Restrictions   on  Resale  of  Low  Priced  Stock;   Restrictions   on
Broker-Dealer Sales

      The Company's Common Stock is included on the NASDAQ System. There can be no assurance that the Company will meet the criteria for continued listing of securities on the NASDAQ System. These continued listing criteria include a minimum of $2,000,000 in total assets, $1,000,000 in capital and surplus and a minimum bid price of $1.00 per share of common stock. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain in the NASDAQ System if the market value of its public float is at least $1,000,000 and the issuer has capital and surplus of at least $2,000,000. If the Company became unable to meet the continued listing criteria of the NASDAQ System and became delisted therefrom, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

      If the Company's securities were delisted from the NASDAQ System, they may become subject to Rule 15c2-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

      The Securities and Exchange Commission (the "Commission") has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to any transaction in a penny stock, of a disclosure schedule mandated by the Commission relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on the NASDAQ System and have certain price and volume information provided on a current and continuing basis, or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the 1934 Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

                                   THE COMPANY

      Viragen, Inc. was organized in December 1980 to engage in research, development and manufacture of certain immunological products for commercial application, particularly human leukocyte interferon, for antiviral and therapeutic applications and as anticancer agents. Viragen's primary product (the "Product") is a natural human leukocyte alpha interferon ("Natural Interferon"). Natural Interferon is a protein substance that inhibits malignant cell growth without materially interfering with normal cells. Natural Interferon stimulates and modulates the human immune system and, in addition, impedes the growth and propagation of various viruses. The Product is a natural product produced from human white blood cells. Alpha Leukoferon(TM) and Omniferon(TM) are the trade names for Viragen's Product in injectable form. The Company's Product has not been approved by the United States Food and Drug Administration ("FDA") or the European Union ("EU"), and there can be no assurances that approval of the Product will be obtained at any time in the future.

      The Company intends to seek to obtain FDA and EU approvals for various uses of its Omniferon product in the future. Such approval is expected to require several years of clinical trials and substantial additional funding. To date, Viragen has not distributed the Product other than for research and pursuant to its investigatory license from the Florida Department of Health and Rehabilitative Services and until May 1993, Viragen had not actively operated due to insufficient funds. Viragen expects to concentrate its efforts in preparing, filing and processing its applications and obtaining approvals for its Product from the FDA and the EU. The Company has assembled an advisory committee consisting of scientists, medical researchers and clinicians to assist the Company in its applications to the FDA and the EU.

      The Company's consolidated majority owned subsidiary, Viragen (Europe), Ltd. ("VEL"), acting through its wholly-owned subsidiary Viragen (Scotland) Ltd. ("VSL"), entered into a License and Manufacturing Agreement with The Common Services Agency of Scotland (the "Agency") an agency acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS"). Pursuant to such Licensing and Manufacturing Agreement, SNBTS on behalf of VSL, will manufacture VSL's Omniferon(TM) product for exclusive distribution within the EU and non-exclusively worldwide in return for certain royalties and preferential access to the Product for Scottish patients at discounted prices. The Agency has committed to manufacture the Product in sufficient scale to accommodate the EU Clinical Trials and, subsequently, for limited commercial sales in amounts to be agreed upon by the parties. The Agency is also expected to conduct studies relevant to the Product and cooperate with the Company to enable it to comply with the laws and regulations of the EU in connection with production, client trials and distribution of the Product.

      Viragen's administrative office and manufacturing facilities are located at 2343 West 76th Street, Hialeah, Florida 33016 (Telephone No. (305) 557-6000; Facsimile No. (305) 364-8158).

                           SELLING SECURITY HOLDERS

Securities Purchase Agreement

      The Selling Security Holders purchased the Series B Preferred Stock in a private placement transaction pursuant to a Securities Purchase Agreement dated June 7, 1996. The stated value of the Series B Preferred Stock is $1,000 per share. In addition to the shares of Common Stock to be received upon conversion of the Series B Preferred Stock, the Additional Shares are issuable pursuant to the terms of the Securities Purchase Agreement should the Company choose to satisfy its obligation to pay dividends payable on the Series B Preferred Stock, as provided therein, and upon the occurrence of certain Triggering Events.

      The Series B Preferred Stock (as represented by the stated value) are convertible into shares of Common Stock commencing August 21, 1996. The conversion price is equal to the lesser of 85% of the Average Market Price of the Common Stock at the time of conversion or $8.74. The percentage of the Average Market Price or the fixed conversion price which determines the conversion price of the Series B Preferred Stock is adjustable downward in the event a Triggering Event occurs. Should a Triggering Event occur, the percentage of the Average Market Price which determines the conversion price or the fixed conversion price for the Series B Preferred Stock will be reduced by the number of percentage points equal to two times the sum of the number of months (prorated) during which a Triggering Event exists. Should a Triggering Event occur subsequent to conversion of the Series B Preferred Stock, but prior to the sale of the Common Stock obtained upon conversion by the holder of the Series B Preferred Stock, then upon such holder's sale of such Common Stock, the Company will pay to the holder an amount equal to the Average Market Price of the Common Stock received upon conversion ending one trading day prior to such conversion, multiplied by two-hundredths (.02) times the sum of the number of months (prorated) during which a Triggering Event exists. At the option of the Company, such amount may be paid in Common Stock of the Company based on the Average Market Price of the Common Stock on the date prior to the sale of such shares of Common Stock issued upon conversion of the Series B Preferred Stock, or in cash provided that the Company is required to pay such amount in cash if the Triggering Event which occurred was the Company's failure to maintain the listing of the Common Stock on NASDAQ or other markets specified in the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Series B Preferred Stock (the "Certificate of Designations").

      The Series B Preferred Stock provides for a cash dividend of 5% per annum of the stated value of the Series B Preferred Stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing September 7, 1996 through and including the date on which the Series B Preferred Stock are converted. Subject to certain limitations provided in the Certificate of Designations, dividends may be paid at the Company's option in cash or Common Stock of the Company. Commencing 180 days following the effective date of the Registration Statement of which this Prospectus is a part, the Company may require the holders of the then outstanding shares of Series B Preferred Stock to convert all of the remaining shares of Series B Preferred Stock into Common Stock of the Company at the conversion price previously described. The Series B Preferred Stock has no voting rights, except as required by law and except that a majority of the outstanding Series B Preferred Stock is required to approve a consolidation, merger or reclassification of outstanding shares of the Series B Preferred Stock, and the approval of two-thirds of the outstanding Series B Preferred Stock is required to amend the Certificate of Designations.

      In connection with the Securities Purchase Agreement, the Company and the Selling Security Holders entered into a Registration Rights Agreement pursuant to which the Company agreed to file a Registration Statement on Form S-3 registering the resale by the Selling Security Holders of the Common Stock underlying the Series B Preferred Stock as well as any of the Additional Shares. The Registration Statement has been filed by the Company to fulfill these obligations to the Selling Security Holders under the Registration Rights Agreement. Subject to certain limitations, the Company is also required, if necessary, to include the Common Stock underlying the Series B Preferred Stock and any of the Additional Shares on registration statements which may be filed by the Company in the future. The Company is required to maintain the effectiveness of the Registration Statement covering the resale of the Common Stock of the Selling Security Holders until the earlier of (i) the date on which the Selling Security Holders may sell all of their shares of Common Stock without restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, or (ii) the date on which the Selling Security Holders have sold all of their shares of Common Stock included in the Prospectus and none of the shares of Series B Preferred Stock remain outstanding.

      Pursuant to the terms of the Certificate of Designations, the Selling Security Holders may not convert the Series B Preferred Stock, and the Company may not require the conversion of the Series B Preferred Stock or issue Common Stock of the Company in lieu of cash dividends attributable to the Series B Preferred Stock or issue the Additional Shares in the event a Triggering Event occurs if, as a result thereof, the shares of Common Stock beneficially owned by any Selling Security Holders or the Selling Security Holders (if their collective holdings would be aggregated under the Securities Exchange Act of
1934) would exceed 4.9% of the outstanding shares of Common Stock of the Company.

      The Company has agreed to indemnify each of the Selling Security Holders against any liabilities under the Securities Act of 1933 or otherwise, arising out of or based upon any untrue or alleged untrue statement of a material fact in the Registration Statement or this Prospectus or by any omission of a material fact required to be stated therein except to the extent that such liabilities arise out of or are based upon any untrue or alleged untrue statement or omission in any information furnished in writing to the Company by the Selling Security Holders expressly for use in the Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to its Certificate of Incorporation and By-laws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In connection with the registration of the resale of the shares of Common Stock offered hereby, the Company will supply Prospectuses to the Selling Security Holders and use its best efforts to qualify the shares for sale in states reasonably designated by the Selling Security Holders.

Stock Ownership

      The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly or underlying the Series B Preferred Stock of the Company owned by the Selling Security Holders on the date hereof, the amount of shares of Common Stock to be offered by the Selling Security Holders, the amount to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holders following completion of such offering. As of April 30, 1996, there were outstanding 37,262,244 shares of Common Stock of the Company.


                                                                                    Percentage
                                                      Percentage    Shares to be   to be Owned
Name of Selling            Number of    Shares to    Owned Before   Owned After       After
Security Holder          Shares Owned*  be Offered     Offering       Offering      Offering
- ---------------          -------------  ----------     --------       --------      --------

GFL Performance Fund**  1,144,165      1,144,165       3.0%           0              -

GFL Advantage Fund**      457,666        457,666       1.2%           0              -

Proton Global Asset
Management, LDC**         114,417        114,417       0.3%           0              -

- ----------------

* Represents shares of Common Stock issuable upon exercise of Series B Preferred Stock based on a fixed conversion price of $8.74 per share, but subject to adjustment in the event that the Average Market Price on conversion is lower. In addition, to the extent Additional Shares, if any, are issued as a result of the occurrence of a Triggering Event or the issuance of Common Stock in satisfaction of the dividend payable with respect to the Series B Preferred Stock, the number of shares, being offered will be adjusted accordingly.

** Address for each of the Selling Security Holders is 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

      The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Shares, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration

Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Security Holders. The Company has agreed to indemnify the Selling Security Holders against civil liabilities including liabilities under the Securities Act of 1933. The Selling Security Holders have advised the Company that sales of the Shares may be made from time to time by or for the account of the Selling Security Holders in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.


                             PLAN OF DISTRIBUTION

      The Shares may be sold from time to time by the Selling Security Holders. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent for the Selling Security Holder; and
(ii) ordinary brokerage transactions, (iii) transactions in which the broker solicits purchasers and (iv) privately negotiated transactions. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commission from the Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.


                           DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share, of which 37,262,244 shares were outstanding as of April 30, 1996. The Company is also authorized to issue up to 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which 2,650 shares of Series A Preferred Stock were outstanding as of the date hereof and 15,000 shares of Series B Preferred Stock were outstanding as of the date hereof.

Common Stock

      Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The
By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

      The Company is authorized to issue a total of 1,000,000 shares of Preferred Stock, par value $1.00 per share. The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to the existing holders of Common Stock of the Company.

      In addition to the Series B Preferred Stock previously described, the Company is authorized to issue 375,000 shares of Series A Preferred Stock. The Company currently has 2,650 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock was established by the Board of Directors in January 1984. Each share of Series A Preferred Stock is immediately convertible into
4.26 shares of Common Stock. Dividends on the Series A Preferred Stock are cumulative, have priority to the Common Stock and are payable in either cash or Common Stock, at the option of the Company.

      The Series A Preferred Stock has voting rights only if dividends are in arrears for five annual dividends. Upon such occurrence, the voting would be limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. The Series A Preferred Stock is redeemable at the option of the Company at any time after expiration of ten consecutive business days during which the bid or last sale price for the Common Stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

      Owners of the Series A Preferred Stock, of which there are eight record holders, will be entitled to receive $10.00 per share (plus accrued and unpaid dividends) before any distribution or payment is made to holders of the Common Stock or other stock of the Company junior to the Series A Preferred Stock upon liquidation, dissolution or winding up of the Company. If in any such event the assets of the Company distributable among the holders of Series A Preferred Stock or any stock of the Company ranking on a par with the Series A Preferred Stock upon liquidation, dissolution or winding up are insufficient to permit such payment, the holders of the Series A Preferred Stock and of such other stock will be entitled to ratable distribution of the available assets in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Over-The-Counter Market

      The Company's Common Stock is traded on the NASDAQ (SmallCap) under the symbol "VRGN." If for any reason the Common Stock does not remain accepted for inclusion on the NASDAQ System, then in such case the Company's Common Stock would be expected to continue to be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board. In the event the Common Stock were not included in the NASDAQ System, the Company's Common Stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market. The ability of the

Company to secure a symbol on the NASDAQ System does not imply that a meaningful trading market in its Common Stock will ever develop.

Transfer Agent

      The Transfer Agent for the shares of Common Stock is Chemical Mellon Share-holder Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New
 Jersey 07660-2108.


                                  LEGAL MATTERS

      Certain legal matters in connection with the Shares being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own an aggregate of 37,000 shares of Common Stock of the Company.


                                    EXPERTS

      The consolidated financial statements of Viragen, Inc. incorporated by reference in the Viragen, Inc. Post-Effective Amendment No. 1 to Form SB-2 for the year ended June 30, 1995, have been audited by Ernst & Young LLP,independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                INDEMNIFICATION

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Article VII of the By-Laws of the Company require the Company to indemnify its Directors and officers as follows:

      "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

      The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

      The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

      Nothing contained in this Article VII, or elsewhere in these By-Laws, shall operate to indemnify any director or officer of such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

      For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity."

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
            --------------------------------------------

      The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering.

      Registration fee........................              $ 6,724.00
      Legal fees and expenses.................                2,500.00*
      Blue sky qualification fees
         and expenses.........................                  500.00*
      Accounting fees and expenses............                2,500.00*
      Printing expenses.......................                1,000.00*
      Miscellaneous...........................                  776.00*
                                                            ----------

            Total                                           $14,000.00*
- -----------------                                           ==========
*Estimated

Item 15.    Indemnification of Directors and Officers.
            ------------------------------------------

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Article VII of the By-Laws of the Company require the Company to indemnify its Directors and officers as follows:

      "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

      The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

      The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

      Nothing contained in this Article VII, or elsewhere in these By-Laws, shall operate to indemnify any director or officer of such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

      For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity."

Item 16.    Exhibits.
            ---------
Exhibit                       Description
- -------                       -----------
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession

(2)(i)            Plan of Merger between Florida Immunological
                  Institute, Inc. and Vira-Tech, Inc., dated
                  September 30, 1986 (incorporated by reference to the Company's registration statement on Form S-2, dated October 24, 1986, as amended File No. 33-9714 ("1986 Form S-2"), Part II, Item 16, 2.1)

(2)(ii)           Articles of Merger of Florida Immunological
                  Institute into Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to 1986 Form S-2,
                  Part II, Item 16, 2.2)

(3)(i) Articles of Incorporation and By-Laws (incorporated by reference to the Company's registration statement on Form S-1, dated June 8, 1981, as amended, File No. 2-72691, "Form S-1", Part II,
                  Item 30(b) 3.1 and 3.2)

(3)(ii) Amended Certificate of Incorporation (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.2)

(4) Instruments defining the rights of security holders, including indentures

(4)(i) Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.4)

(4)(ii) Specimen Certificate for Unit (Series A Preferred Stock and Class A Warrant) (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.5)

(4)(iii)          Omitted

Exhibit No.       Description of Exhibits
- -----------       -----------------------


(4)(iv)           Omitted

(4)(v)            Omitted
(4)(vi)           Omitted

(4)(vii)          Omitted

(4)(viii) Form of three year 8.5% Convertible Subordinated Debenture (incorporated by reference to the Company's Current Report on Form 8-K dated November
                  17, 1993)

(4)(ix) Form of Stock Option Agreement dated November 19, 1993, issued to Messrs. Dennis W. Healey and Peter
                  D. Fischbein (incorporated by reference to the Company's Current Report on Form 8-K dated November 17, 1993)

(4)(x)            1995 Stock Option Plan

(4)(xi) Certificate of Designation for Series B Preferred Stock, (incorporated by reference to the Company's Current Report on Form 8-K dated June 7, 1996)

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of the securities being registered*

(10)              Material contracts

(10)(i) Research Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore S-1, File No. 2-89390, dated February 10, 1984 ("Medicore S-1"), Part II, Item 16(a)(10)(xxxiii))

(10)(ii) License Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore S-1, Part II, Item 16 (a)(10)(xxxiv))

(10)(iii)         Omitted

(10)(iv) Royalty Agreement between the Company and Medicore, Inc. dated November 7, 1986 (incorporated by reference to the November 1986 Form 8-K, Item
                  7(c)(i))

(10)(v) Amendment to Royalty Agreement between the Company and Medicore, Inc. dated November 21, 1989

Exhibit No.       Description of Exhibits
- -----------       -----------------------


                  (incorporated by reference to the Company's Current Report on Form 8-K dated December 6, 1989, Item 7 (c)(i))

(10)(vi)          Promissory Note from the Company to Medicore, Inc.
                  dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item
                  10(a)(10)(xx))

(10)(vii) Loan Agreement between the Company and Medicore, Inc. dated January 31, 1991 (incorporated by reference to the Company's Current Report on Form 8-K dated February 26, 1991, Item 7 (c)(ii))

(10)(viii) Amendment to Loan Agreement between the Company and Medicore, Inc. dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxi))

(10)(ix) Florida Real Estate Mortgage and Security Agreement from the Company to Medicore, Inc. dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxii))

(10)(x)           Omitted

(10)(xi)          Omitted

(10)(xii) Promissory Note to Equitable Bank dated August 2, 1991 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the second quarter ended June 30, 1991 ("June, 1991 Form 10-Q"), Part II, Item 6(a)(28)(i))

(10)(xiii) Mortgage and Security Agreement issued to the Equitable Bank dated August 2, 1991 (incorporated by reference to the Company's June, 1991 Form 10-Q, Part II, Item 6 (a) (28) (ii))

(10)(xiv)         Acquisition Agreement between the Company and
                  Medicore, Inc. dated August 2, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxiii))

(10)(xv)          Lease between the Company and Medicore, Inc. dated
                  December 8, 1992 (incorporated by reference to the Company's Current Report on Form 8-K, dated January

Exhibit No.       Description of Exhibits
- -----------       -----------------------


                  21, 1993 ("January 1993 Form 8-K"), Item
                  7(c)(10)(i))

(10)(xvi) Addendum to Lease between the Company and Medicore, Inc. dated January 15, 1993 (incorporated by reference to the Company's January 1993 Form 8-K,
                  Item 7(c)(10)(ii))

(10)(xvii) Agreement for Sale of Stock between the Company and Cytoferon Corp. dated February 5, 1993
                  (incorporated by reference to the Company's Current Report on Form 8-K, dated February 11, 1993, Item 7(c)(28))

(10)(xviii) Addendum to Agreement for Sale of Stock between the Company and Cytoferon Corp. dated May 4, 1993
                  (incorporated by reference to the Company's Current Report on Form 8-K dated May 5, 1993, Item
                  7(c)(28)(i))

(10)(xix) Amendment No. 2 to the Royalty Agreement between the Company and Medicore, Inc. dated May 11, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xix))

(10)(xx) Note and Mortgage Modification Agreement between the Company and Medicore, Inc. dated August 18,
                  1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item
                  14(a)(10)(xx))

(10)(xxi) Amendment No. 2 to the Loan Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xxi))

(10)(xxii) Amendment to Acquisition Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xxii))

(10)(xxiii) Marketing and Management Services Agreement between the Company and Cytoferon Corp. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item
                  14(a)(10)(xxiii))

Exhibit No.       Description of Exhibits
- -----------       -----------------------



(10)(xxiv) Agreement for Sale of Stock between Cytoferon and the Company dated November 19, 1993 (incorporated by reference to the Company's current report on Form 8-K, dated November 12, 1993)

(10)(xxv) Employment Agreement between Gerald Smith and the Company dated November 19, 1993 (incorporated by reference to the Company's current report on Form 8-K, dated November 12, 1993) as amended by Modified Employment Agreement dated December 15, 1994

(10)(xxvi) Common Stock Purchase Warrant Agreement between Northlea Partners Ltd. and the Company dated January 6, 1994 (incorporated by reference to the Company's Current Report on Form 8-K, dated November 17, 1993)

(10)(xxvii) Management Consulting Agreement between the Company, Medvest, Inc. and Dr. John Abeles dated January 6, 1994 (incorporated by reference to the Company's Current Report on Form 8-K, dated November 17, 1993)

(10)(xxviii) Employment Agreement between Dennis W. Healey and the Company dated April 8, 1994 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1994) as amended by Modified Employment Agreement dated December 15, 1994

(10)(xxx) Employment Agreement between Charles F. Fistel and the Company dated July 1, 1994 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1994) as amended by Modified Employment Agreement dated December 15, 1994

(10)(xxxi) Placement Agent Agreement and Common Stock Purchase Warrant issued to Laidlaw Equities, Inc. and designees

(10)(xxxii)       Amendment No. 1 to Agreement for Sale of Stock with
                  Cytoferon

(10)(xxxiii) Modified Sale of Stock and Stock Option Agreement with Peter D. Fischbein(1)incorporated by reference

Exhibit No.       Description of Exhibits
- -----------       -----------------------


                  to the Company's 1995 Form SB-2, Part II, Item
                  27(10)(xxxiii))

(10)(xxxiv) Agreement with Moty Hermon incorporated by reference to the Company's 1995 Form SB-2, Part II,
                  Item 27(10)(xxxiv))

(10)(xxxv)        Agreement   with   University  of  Nebraska   Medical   Center
                  incorporated  by  reference to the  Company's  1995 Form SB-2,
                  Part II, Item 27(10)(xxxv))

(10)(xxxvi)       License and Manufacturing Agreement with Common
                  Services Agency incorporated by reference to the Company's 1995 Form SB-2, Part II, Item
                  27(10)(xxxiv))

(10)(xxxvii) Agreed Motion for Consent Final Order and Settlement Agreement dated August 29, 1995 (incorporated by reference to the Company's June 30, 1995 Form 10-KSB)

(10)(xxxviii)     Agreement and Plan of Reorganization dated November
                  8, 1995) and Amendment thereto incorporated by reference to the Company's Post-Effective Amendment
                  No. 1 to Registration Statement on Form SB-2

(10)(xxxix) Securities Purchase Agreement dated June 7, 1996, incorporated by reference to the Company's Current Report on Form 8-K dated June 7, 1996

(21) Subsidiaries of the Registrant, incorporated by reference to the Company's June 30, 1995 Form
                  10-KSB

(23)(i)           Consent of Ernst & Young LLP*

(23)(ii)          Consent of Atlas, Pearlman, Trop & Borkson, P.A.
                  (included as part of Exhibit (5))

- --------------

*     Filed herewith.








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



Item 17.    Undertakings.
            -------------
      (1)   The undersigned Company hereby undertakes:

            (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

            (b) that, for determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and the State of Florida, on the 26th day of June, 1996

                                    VIRAGEN, INC.


                                    By: /s/Gerald Smith
                                        ----------------------------------
                                          Gerald Smith
                                          Chairman of the Board
                                          Principal Executive Officer
                                          and President


      Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
- ---------                     -----                            ----

                              Chairman of the
                              Board of Directors,
/s/Gerald Smith               Principal Executive
- ---------------------         Officer and President            June 26, 1996
Gerald Smith



                              Chief Executive Officer,
/s/Robert H. Zeiger           Chief Operating Officer
- ----------------------        and Director                     June 26, 1996
Robert H. Zeiger


                              Executive Vice
                              President, Treasurer,
                              Principal Financial
/s/Dennis W. Healey           Officer and Accounting
- ----------------------        Officer and Director             June 26, 1996
Dennis W. Healey



/s/Charles F. Fistel          Executive Vice-President
- -----------------------       and Director                     June 26, 1996
Charles F. Fistel

/s/Sidney Dworkin
- -----------------------
Sidney Dworkin                Director                        June 26, 1996



/s/Peter D. Fischbein
- -----------------------
Peter D. Fischbein            Director                        June 26, 1996



/s/Jay M. Haft
- -----------------------
Jay M. Haft                   Director                        June 26, 1996



/s/Fred D. Hirt               Director                        June 26, 1996
- ----------------------
Fred D. Hirt


/s/William B. Saeger
- -----------------------
William B. Saeger             Director                        June 26, 1996




















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